Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-72598, 33-72600, 33-72602, 33-90722, 333-62633, 333-89484, 333-91792 and 333-104311) and Form S-3 (Nos. 333-111816 and 333-89484) of Aviall, Inc. of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, TX
March 16, 2005